SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
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                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 06, 2003
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                       RAMTRON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

                                  Delaware
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      (State of or other jurisdiction of incorporation or organization)

                                  0-17739
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                          (Commission File Number)

                                84-0962308
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                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921  (719) 481-7000
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  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Forma Financial Information - Not Applicable
     (c)  Exhibits:

                99.1   Press Release dated August 6, 2003.

ITEM 12 - RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

Ramtron International Corporation reported results for the second quarter ended June 30, 2003. Revenue for the second quarter was $11.7 million, compared with $12.6 million for the same quarter a year ago. Net loss applicable to common shares was $6.0 million, or a loss of $0.27 per share (basic and diluted), compared with a net loss of $761,000, or a loss of $0.03 per share (basic and diluted), for the same quarter of 2002. Second quarter 2003 results included non-cash charges of $5.5 million for an impairment of intangible assets related to the recent realignment of the company's Enhanced Memory Systems business, and an impairment of goodwill related to its Mushkin subsidiary.

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FRAM product revenue for the second quarter was $7.9 million, compared with
$6.0 million for the second quarter of 2002. Revenue from the company's Mushkin subsidiary totaled $2.4 million, compared with $3.8 million for the same period last year. The company reported $117,000 in license and development fees during second-quarter 2003, compared with $1.4 million for the second quarter of 2002. A copy of the Company's press release containing its reported results is attached hereto as Exhibit 99.1 and incorporated herein by reference.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
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                                              LuAnn D. Hanson
                                              Chief Financial Officer
Dated August 7, 2003

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